Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-1 (Nos. 333-274800, 333-272564 and 333-267404), on Form S-3 (Nos. 333-290374, 333-289676, 333-289071 and 333-269644) and on Form S-8 (Nos. 333-261312 and 333-266788) of our report dated March 27, 2026 with respect to the audited consolidated financial statements of Empery Digital Inc. appearing in this Annual Report on Form 10-K.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

March 27, 2026